Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of July 21, 2025, by and among BTCS Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Notes and the Warrants, all in the amounts and for the price set forth on Schedule 1 hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agrees as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) “Affiliate” means any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten percent (10%) or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

(b) “Asset Value” means (1) unrestricted cash and cash equivalents and (2) the value of otherwise unencumbered (other than for Staking to earn Staking Consideration) SOL, ETH, BTC and other cryptocurrency (as long as such other cryptocurrency does not constitute more than 10% of the Asset Value at the time such Asset Value is calculated).

(c) “Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(d) “Closing” means the time of issuance and sale by the Company of the Notes to the Purchasers.

(e) “Closing Date” means the date the Notes are purchased by the Purchasers from the Company.

(f) “Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

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(g) “Collateral” has the meaning set forth in the Security Agreement.

(h) “Collateral Coverage” means the quotient of Asset Value divided by the principal amount of Notes then outstanding.

(i) “Common Stock” means (i) the Company’s common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Common Stock Equivalents” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Contribution Subsidiary” means one, and only one, wholly-owned subsidiary of the Company that is formed for the purpose of receiving a Permitted Contribution from the Company.

(m) “Conversion Date” has the meaning set forth in the Notes.

(n) “Conversion Shares” has the meaning set forth in the Notes.

(o) “Documents” means, collectively, this Agreement, the Notes, the Security Agreement and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(p) “Dollar(s)” and “$” means lawful money of the United States.

(q) “Event of Default” shall have the meaning set forth in the Notes.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(s) “Excluded AAVE Crypto” means crypto assets, including but not limited to ETH that are deposited as collateral in AAVE or other decentralized lending and borrowing protocols.

(t) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase shares of Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Purchasers; (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such convertible security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such convertible security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such convertible securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such convertible securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Purchasers; (iii) the Conversion Shares and Warrant Shares; (iv) and shares of Common Stock issued pursuant to a Permitted ATM. “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. The Company’s 2021 Equity Incentive Plan shall be considered an Approved Stock Plan.

(u) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

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(v) “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchasers under such agreement in the event of default are limited to repossession or sale of such property), (e) the capitalized amount of all capital lease obligations of such Person that would appear on a balance sheet in accordance with GAAP (provided, however, capital lease obligations shall not include any obligations under operating leases that are required to be treated as capital leases on account of the adoption of FAS 842 where such leases would not have been required to be treated as capital leases under GAAP as in effect on December 31, 2015), (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (g) all obligations of such Person, contingent or otherwise, with respect to all unpaid drawings in respect of letters of credit, bankers’ acceptances and similar obligations, (h) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that, if such Person has not assumed or become liable for the payment of such obligation, the amount of such Indebtedness shall be limited to the lesser of (A) the principal amount of the obligation being secured and (B) the fair market value of the encumbered property; and (j) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(i) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(w) “Knowledge of the Company” means the actual knowledge of the Chief Executive and Chief Financial Officers of the Company.

(x) “Liabilities” means all direct or indirect liabilities and obligations of any kind of Company to the Purchasers pursuant to the Notes, this Agreement and/or any of the other Documents.

(y) “Liens” or “liens” means a lien, mortgage, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(z) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, prospects, operations, or condition (financial or otherwise) of Company and all of its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Purchasers hereunder or thereunder.

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(aa) “Notes” means all of the Senior Secured Convertible Promissory Notes in the form annexed hereto as Exhibit A and any and all Note(s) issued in exchange, transfer or replacement of the Notes.

(bb) “OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

(cc) “OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

(dd) “Permitted ATM” means either (1) the At-The-Market Offering Agreement with H.C. Wainwright & Co., LLC or (2) any other At-The-Market Offering Agreement(s) the Company may choose to enter into with any other investment bank or banks (or any new At-The-Market Offering Agreement(s) with H.C. Wainwright & Co., LLC).

(ee) “Permitted Contribution” means a contribution to a Contribution Subsidiary in an amount up to $5 million, provided that the Collateral Coverage remains at least 300% after giving effect to such contribution.

(ff) “Permitted Dividend” means: (i) a dividend or return of capital distribution to the Company’s shareholders, whether in cash, cryptocurrency or a combination of both, provided, that no such distribution shall be made if (1) after giving effect to the aggregate distributions, the Company’s Collateral Coverage is not at least 300% and (2) the amount of aggregate dividends exceeds 10% of the Company’s assets (as defined by GAAP) over the prior twelve (12) calendar month period, and (ii) distributions of shares of the Company’s Contribution Subsidiary that may exist now or in the future.

(gg) “Permitted Indebtedness” means (i) Indebtedness of the Company evidenced by the Notes, this Agreement and/or any other Document in favor of the Purchasers including all Liabilities, (ii) Indebtedness of the Company and its Subsidiaries set forth in the Company’s most recent SEC Reports, provided none of such Indebtedness has been materially increased, extended and/or otherwise changed since the date of the most recent SEC Reports, (iii) unsecured Indebtedness that is subordinated to then outstanding Notes and is not secured by any assets of the Company or any Subsidiary, (iv) trade Indebtedness incurred in the ordinary course of business, (v) Indebtedness secured by Permitted Liens described in clauses “(iv), (v) and (vii)” of the definition of Permitted Liens, and (vi) Indebtedness existing as of the date hereof; provided, however, that no such Indebtedness in clauses (iii) – (v) above (A) contemplates a Variable Rate Transaction, (B) has a conversion price less than 120% of the then Conversion Price and (C) has a maturity date prior to the Maturity Date.

(hh) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialman’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens arising in connection with capital lease obligations (and attaching only to the property being leased), (vi) any Liens securing Permitted Indebtedness set forth in clause (i), clauses (ii) and (vi) (to the extent subordinated to Collateral Agent’s Lien), of the definition of Permitted Indebtedness, (vii) Liens in connection with the Excluded AAVE Crypto, or (viii) Liens during such time as cryptocurrency is subject to Staking to earn Staking Consideration, to the extent such activity may be considered creating a Lien under the Staking protocols of the blockchain network from which such cryptocurrency was issued.

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(ii) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(jj) “Principal Market” means The Nasdaq Capital Market.

(kk) “Purchase Price” means the price to be paid by each Purchaser, in cash, to purchase such Purchaser’s Note.

(ll) “Required Holders” means, at any time, Purchasers having or holding more than 50% of the aggregate principal amount of Notes outstanding; provided, that at all times, Required Holders shall include Collateral Agent.

(mm) “Required Minimum” has the meaning set forth in Section 4.4.

(nn) “SEC” or “Commission” means the United States Securities and Exchange Commission.

(oo) “SEC Reports” has the meaning set forth in Section 3.1(p) hereof.

(pp) “Securities” means the Notes and Warrants purchased pursuant to this Agreement and all Underlying Shares and Warrant Shares and any securities of the Company issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Company to the Purchasers.

(qq) “Securities Act” or “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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(rr) “Security Agreement” means the Pledge and Security Agreement, dated as of May 13, 2025, by the Company and the other grantors party thereto, in favor of the Collateral Agent, on behalf of itself and for the benefit of the Buyers, as hereinafter amended and/or supplemented, together with all exhibits, schedules and annexes to such Security Agreement.

(ss) “Security Documents” means, collectively, the Security Agreement, the Perfection Certificate updated as of the date of this Agreement (as defined in the Security Agreement), each Custodian Control Agreement (as defined in the Security Agreement) and the other security documents, joinders and agreements entered into in connection with the Security Agreement, as each may be amended or modified from time to time.

(tt) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(uu) “Staking” means the process by which a holder of a cryptocurrency or digital asset participates in the validation and security of a blockchain network from which such cryptocurrency was issued (typically one that utilizes a proof-of-stake or similar consensus mechanism) by locking or delegating their assets to the network or a validator node, in exchange for potential rewards or incentives.

(vv) “Staking Consideration” means any form of reward, compensation, return, or distribution—whether in the form of additional tokens, coins, or other digital assets—that is generated, earned, or accrued by virtue of holding, locking, or delegating ownership or control of a digital asset in connection with a proof-of-stake (or similar consensus mechanism) blockchain protocol or network, including but not limited to participating in the validation of transactions, securing the network, or supporting protocol operations.

(ww) “Subsequent Placement” means a direct or indirect issuance, offer, salel, granting of any option or right to purchase, or otherwise disposal of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any convertible securities, any debt, any preferred stock or any purchase rights).

(xx) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

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(yy) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Market (or if the Principal Market does not designate in advance the closing time of trading on the Principal Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Purchasers.

(zz) “Transfer Agent” means Equity Stock Transfer, LLC, with a mailing address of 237 W. 37th Street, Suite 602, New York, NY 10018 and a phone number of (212) 575-5757, and any successor transfer agent of the Company.

(aaa) “UCC” means the Uniform Commercial Code of as in effect from time to time in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchasers’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(bbb) “Underlying Shares” means the Conversion Shares.

(ccc) “Warrants” means those certain Common Stock purchase warrants delivered to the Purchasers at the Closing in substantially the form of Exhibit B attached hereto.

(ddd) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) UCC Terms. Terms used in this Agreement that are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

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ARTICLE 2

PURCHASE AND SALE OF THE NOTES

2.1 Closing. The Closing shall occur at 10:00 am (EDT) on the Closing Date at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York 10036, on the first (1st) Trading Day on which the conditions to the Closing set forth in Article V hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and the Purchasers.

2.2 Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, each Purchaser will at the Closing, on the Closing Date, purchase from the Company the Note and Warrants in the amount and for the Purchase Price as set forth on Schedule 1.

2.3 Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Note to be purchased by each Purchaser at the Closing shall be as set forth on Schedule 1 and shall be paid at the Closing (less all of the Purchasers’ Expenses (as defined below)) by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Notes and Warrants.

2.4 Additional Closings. Subject to the mutual agreement of the Company and each Purchaser, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly with any other Purchaser, shall purchase from the Company up to an additional $40 million of aggregate principal amount of Notes, on the applicable Additional Closing Date (as defined below), such aggregate principal amount of Additional Notes, and Warrants to purchase a number of shares of Common Stock equal to 70% of the quotient of the Principal Amount divided by the Exercise Price of such Warrants (such closing of the purchase of such Additional Notes and Warrants, each, an “Additional Closing” and the date(s) thereof, the “Additional Closing Date(s)”).

2.5 Purchasers’ Costs and Expenses. On the Closing Date, all reasonable, documented direct and indirect out-of-pocket costs and expenses of the Purchasers related to the negotiation, due diligence, preparation, closing, and all other items regarding or related to this Agreement and the other Documents and all of the transactions contemplated herein and/or therein, including, but not limited to, the reasonable legal fees and expenses of the Purchasers’ legal counsel, Pryor Cashman LLP, and for clarity no other legal fees or expenses (collectively, the “Purchasers’ Expenses”), shall be due and payable from the Company to the Purchasers; and the Purchasers shall subtract from their respective Purchase Price to be paid to the Company for the purchase of the Notes, such Purchasers’ Expenses. The Purchasers’ Expenses (which shall not include the $30,000 administration fee) shall be capped at $20,000. Although the Purchasers’ Expenses are being subtracted by the Purchasers from their respective Purchase Price actually paid to the Company, such Purchasers’ Expenses shall constitute part of such Purchase Price and shall not directly or indirectly reduce or result in any set-off against the aggregate principal amount of the Note or result in a set-off or reduction of any other funds owed by the Company to the Purchasers. Separate from and in addition to the Purchasers’ Expenses, the Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment, and the Company shall be responsible for any expenses incurred by Purchasers in connection with any amendment, waiver, or enforcement of the Documents.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

3.1 Representation and Warranties of the Company. Except as set forth in the SEC Reports or the Schedule of Exceptions, which Schedule of Exceptions shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Schedule of Exceptions, the Company represents and warrants to each Purchaser that as of the Closing Date (unless as of a specific date therein):

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than Permitted Liens, and all of the issued and outstanding shares of capital stock or other equity ownership interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized and validly existing, and the Company and each Subsidiary is in good standing, under the respective laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) No Conflict. The execution, delivery and performance of the Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Notes for the Purchase Price, the reservation for issuance of the shares of Common Stock required to be reserved pursuant to the terms of the Notes and of the sale and issuance the Conversion Shares into which the Notes are convertible do not and shall not contravene or conflict with any provision of, or require any consents (except such consents as have already been received) under (1) any law, rule, regulation or ordinance, (2) the Company’s organizational documents; and/or (3) any agreement binding upon the Company or any of the Company’s properties, except in the case of (1) and (3) as would not reasonably be expected to have a Material Adverse Effect, and do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of the Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise, except as would not reasonably be expected to have a Material Adverse Effect.

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(d) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Documents and the performance of all obligations of the Company under the Documents and have been taken on or prior to the date hereof. Each of the Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles regardless of whether such enforcement is considered in a proceeding in equity or at law, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) Title to Assets. The Company has good and marketable title to all assets owned by the Company that are material to the business of the Company, free and clear of all Liens except for Permitted Liens.

(f) No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body, except as would not reasonably be expected to have a Material Adverse Effect.

(g) Taxes. All federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid, except where the failure to do so would not have a Material Adverse Effect.

(h) Fiscal Year. The fiscal year of the Company ends on December 31 of each year.

(i) Accuracy of Information, etc. No statement or information contained in this Agreement, the SEC Reports, any other Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Documents.

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(j) Affiliate Transactions. None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(k) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received a written notice of a claim that, nor does the Company otherwise have any knowledge that, the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the SEC Reports.

(l) USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001) (the “Act”). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(m) Foreign Asset Control Laws. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

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(n) Valid Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchaser full and sole title and power to the Securities. The Company has reserved from its duly authorized unissued capital stock a number of shares of Common Stock for issuance of the Underlying Shares and Warrant Shares at least equal to the Required Minimum.

(o) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the SEC Reports as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. There are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act. No shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. To the Knowledge of the Company, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Documents.

(p) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(q) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting other than as required by GAAP; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater stockholders in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(t) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act that would require the registration of any such Securities and/or any other securities of the Company under the Securities Act.

(u) No Consents. No consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement, the Notes, the Warrants, and/or the other Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Notes, the Warrants, and any of the other Documents to which it is a party, except for such consents as have already been received.

(v) No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(w) Acknowledgment Regarding the Purchaser’s Purchase of Note. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Documents. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with the Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Documents has been based solely on the independent evaluation by the Company and its representatives.

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(x) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Documents. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(y) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(z) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa) Accountants. The Company’s accounting firm is RBSM, LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2025.

(bb) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(1)	No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

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(2)	Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes who is subject to a Disqualification Event (each, an “Other Covered Person”).

(3)	Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(4)	Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(cc) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving any Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

(dd) Off-Balance Sheet Arrangements. As of the date hereof, there is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed under applicable securities laws and has not been disclosed in the SEC Reports.

(ee) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

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(ff) Listing of Securities. All Underlying Shares and Warrant Shares have been approved, if so required, for listing or quotation on the Principal Market, subject only to notice of issuance.

(gg) DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Company has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock.

(hh) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

3.2 Representations and Warranties of each Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement and the other Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the other Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c) Accredited Investor Status; Investment Experience. At the time such Purchaser was offered the Securities it was, and as of the date hereof and as of the Closing Date it is, and on each date on which it converts any portion of the Note or exercises any portion of a Warrant it will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire the Securities.

(g) Information. Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of its Securities. Such Purchaser is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities.

(h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) Validity; Enforcement; No Conflicts. This Agreement and each Document to which such Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(j) Organization and Standing. Such Purchaser is duly organized, validly existing and in good standing under the laws of the State where it was formed.

(k) Ability to Perform. There are no actions, suits, proceedings or investigations pending against such Purchaser or such Purchaser’s assets before any court or governmental agency (nor is there any threat thereof) that would impair in any way such Purchaser’s ability to enter into and fully perform its commitments and obligations under this Agreement and the Documents to which it is a party or the transactions contemplated hereby or thereby.

(l) Confidentiality. Other than confidential disclosure to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE 4

COVENANTS

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require, at the Company’s expense, the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY.

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4.2 Rule 144 Availability; Public Information. If at any time during the period commencing from the six (6) month anniversary of the date hereof and ending on the date that the Notes are no longer outstanding, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), then, in addition to the Purchasers’ other available remedies, the Company shall pay to the Purchasers, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell any Underlying Shares or Warrant Shares, an amount in cash equal to one percent (1.0%) of such Purchaser’s Purchase Price on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the earlier of (1) the date such Public Information Failure is cured and (2) such time that such public information is no longer required for the Purchasers to transfer the Securities pursuant to Rule 144 under the Securities Act. The payments to which the Purchasers shall be entitled pursuant to this Section 4.2 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured. A Purchaser may elect to add the amount of the Rule 144 Failure Payments to the principal amount of the Note held by such Purchaser.

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential and not trade Company securities while in possession of such information. The Company understands that each Purchaser may be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Such Purchaser shall not have any liability to the Company or any of its directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands that each Purchaser may be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.

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4.4 Reservation of Shares.

(a) The Company covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum (as defined below). The “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Documents, including any Underlying Shares issuable upon conversion in full of the Notes (including accrued interest for the duration of the Note) or Warrant Shares issuable upon full exercise of the Warrants, ignoring any conversion or exercise limits set forth therein. For purposes of calculating the Required Minimum, the Company shall assume that all outstanding principal of all Notes will remain outstanding until the applicable Maturity Date.

(b) The Company shall, if applicable: (i) in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Principal Market or another Principal Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.5 Securities Law Disclosure; Publicity. (i) No later than 9:30 am (EDT) on the second Trading Day after the date hereof, and the date of any Additional Closing, and of any amendment to any Document, the Company shall issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Documents required to be included in such Current Report as exhibits thereto. The Company represents to the Purchasers that, as of the issuance of the first such Current Report, the Company shall have publicly disclosed all material, non-public information delivered to the Purchasers, if any, as of such time by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents. The Company shall afford each Purchaser and Pryor Cashman as Purchasers’ counsel with a reasonable opportunity to review and comment upon, shall consult with them on the form and substance of, and shall give due consideration to all such comments from them on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to such Purchaser, the Documents and/or the transactions contemplated by any Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which any Purchaser shall reasonably object, unless required by law. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Documents with the Commission and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

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4.6 Taxes and Liabilities. The Company shall pay when due all of its material taxes, assessments and other liabilities (except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established), except where the failure to pay would not reasonably be expected to have a Material Adverse Effect.

4.7 Maintenance of Business; Company Names. The Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, (iii) not operate in any business other than (i) the business as in effect on the date of this Agreement or (ii) any business reasonably related, ancillary, or complementary thereto; provided, however, that it may change its jurisdiction of organization or formation establishment upon ten (10) days’ prior written notice to the Purchasers. The Company shall give Purchasers ten (10) days’ prior written notice before the Company changes its name or does business under any other name.

4.8 Employee Benefit Plans, Etc. The Company shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner that would materially increase its obligation to contribute to such Plan and/or plan.

4.9 Good Title. Except for Permitted Liens, the Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

4.10 Locations. The Company shall give the Purchasers ten (10) days’ prior written notice of a change in its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence.

4.11 Negative Covenants. Until all the Liabilities are paid in full, Company covenants and agrees that:

(a) Restricted Payments. Except as contemplated by the Documents, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for Permitted Indebtedness (other than Indebtedness as described in clauses (i) and (iii) of the definition of Permitted Indebtedness); provided, however, that, notwithstanding anything to the contrary provided herein or elsewhere, in no event shall the Company directly and/or indirectly make any payment to any officer, director, or 5% or greater beneficial holder of the Company’s voting stock or Common Stock or an affiliate of the Company and/or any affiliate of any such person representing the direct and/or indirect repayment of Indebtedness, premiums and/or interest on Indebtedness, and/or accrued but unpaid interest.

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(b) Restriction on Redemption and Dividends. Other than as permitted or required under the Documents, the Company shall not, directly or indirectly, redeem or repurchase more than a de minimis number of shares of or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property, other than a Permitted Contribution or Permitted Dividend.

(c) Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(d) Liens. The Company shall not create or permit to exist any Liens or security interests with respect to any assets, whether now owned or hereafter acquired and owned, except for Permitted Liens.

(e) Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for (i) guarantee obligations that are Permitted Indebtedness and (ii) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(f) Change of Control. The Company shall not effect any Change of Control Transaction (as defined in the Note) unless all Liabilities under the Notes are paid in full prior to or contemporaneously with the closing of such Change of Control Transaction.

(g) Violation of Law. The Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could reasonably be expected to have a Material Adverse Effect.

(h) Variable Securities. So long as any Notes remain outstanding, the Company and each Significant Subsidiary shall be prohibited from effecting or entering into an agreement to effect (x) any Subsequent Placement involving a Variable Rate Transaction and/or (y) any forward purchase agreement of securities of the Company (or any other similar transaction). “Variable Rate Transaction” means a transaction in which the Company or any Significant Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Significant Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that the definition of Variable Rate Transaction shall not include the entry into and/or issuance of shares of Common Stock in an “at the market” offering program made by the Company under an effective registration statement on Form S-3 (a “Permitted ATM”). Each Purchaser shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(i) Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions which would be required to be disclosed in any public filing with the SEC (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person, unless such transaction is made on an arms’ length basis and expressly approved by a majority of the disinterested directors (even if less than a quorum otherwise required for board approval).

(j) Series V Preferred Stock. Unless the Notes are earlier repaid, until the 18-month anniversary of the Original Issue Date (as defined in the Notes), the Company shall not amend the Series V Preferred Stock to provide for conversion rights into Common Stock.

4.12 Participation Right. At any time until the earlier of (i) the three (3) year anniversary of the Closing Date and (ii) such time as the Notes and Warrants are no longer outstanding, the Company shall not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.12. Provided further, the Company will use best efforts to include the Purchasers in any Subsequent Placements in Significant Subsidiaries of the Company. The Company acknowledges and agrees that the right set forth in this Section 4.12 is a right granted by the Company, separately, to each Purchaser.

(a) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement (or in the case of any proposed or intended Subsequent Placement of any equity or equity-linked securities, at least two (2) Business Days prior to such Subsequent Placement), the Company shall deliver to each Purchaser a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non¬public information, a statement asking whether the Purchaser is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Purchaser within three (3) Trading Days (or in the case of any proposed or intended Subsequent Placement of any equity or equity-linked securities, at least twenty-four (24) hours) after the Company’s delivery to such Purchaser of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of 25% of the Offered Securities, provided that the number of Offered Securities which such Purchaser shall have the right to subscribe for under this Section 4.12 shall be based on such Purchaser’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Purchasers (the “Basic Amount”).

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(b) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day (or in the case of any proposed or intended Subsequent Placement of any equity or equity-linked securities, the end of the forty-eight (48) hour period prior to the Subsequent Placement) after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Purchaser’s receipt of such new Offer Notice.

(c) The Company shall have five (5) Business Days (or in the case of any proposed or intended Subsequent Placement of any equity or equity-linked securities, at least forty-eight (48) hours) from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.12(c) above), then each Purchaser may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4.12(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 4.12 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.12(a) above.

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(e) The Company and each Purchaser agree that if any Purchaser elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be granted to such Purchaser.

(f) Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice and such Purchaser will again have the right of participation set forth in this Section 4.12. The Company shall not be permitted to deliver more than one such Offer Notice to such Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4.12(b).

(g) The restrictions contained in this Section 4.12 shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4.12 by providing terms or conditions to one Purchaser that are not provided to all.

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4.13 Further Assurances. The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Purchasers may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Documents.

4.14 Secured Obligation. For the avoidance of doubt, the obligations of the Company under the Documents are secured by the Security Agreement. Further, the term “Obligations” as defined in the Security Agreement shall include, without limitation, principal of, and interest on the Notes and the loans extended pursuant thereto.

4.15 Collateral Agent; Successor Collateral Agent.

(a) Each Purchaser hereby (i) appoints ATW Digital Asset Opportunities III LLC, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(b) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Documents.

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(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4.15(b) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Documents.

(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoints a successor collateral agent as provided above.

(iv) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4.15(b) that is not a Purchaser or an affiliate of any Purchaser (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4.15(b)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

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ARTICLE 5

CLOSING CONDITIONS

5.1 Closing Conditions of Purchaser. Each Purchaser’s obligation to purchase the Note at Closing is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with such Closing (unless waived by such Purchaser in writing in its sole and absolute discretion):

(a) Delivery of Documents. Each Purchaser shall have received from the Company each of the following (together with all Exhibits, Schedules, and annexes to each of the following), in form and substance reasonably satisfactory to such Purchaser and its counsel and, where applicable, duly executed and recorded (to the extent required):

(i) this Agreement;

(ii) the Note in such Purchaser’s name having the principal amount set forth on Schedule 1;

(iii) Warrants registered in the name of such Purchaser to purchase up to 70% of the number of underlying shares issuable calculated as the quotient obtained by dividing the principal amount of the Note issued to such Purchaser at Closing by the Exercise Price of such Warrant;

(iv) [intentionally omitted];

(v) all deliverables required by the Security Agreement, including, without limitation, the executed Custodian Control Agreement (as defined in the Security Agreement); and

(vi) the fully executed Closing Statement.

(b) Approvals. The receipt by each Purchaser of all governmental and third-party approvals necessary in connection with the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the Closing:

(i) Representations and Warranties. Each of the representations and warranties made by Company in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date, in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. No Event of Default or any other event that, with the passage of time or the giving of notice or both, would become an Event of Default shall have occurred or would result from the sale of the Notes to the Purchaser or the performance of any other transaction set forth or contemplated by any of the Documents.

(iii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Purchasers.

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(iv) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(vii) Completion of Due Diligence. Each Purchaser shall have completed its legal, business and financial due diligence of the Company to its full satisfaction and shall be fully satisfied with the results thereof.

(viii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended and/or halted by the SEC, the Principal Market or FINRA. The Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Market); trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities; there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing; the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension); nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

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5.2 Closing Conditions of Company. The obligation of the Company to sell and issue the Notes to the Purchasers at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or contemporaneously with the Closing, of each of the following conditions (unless waived by the Company in writing in its sole and absolute discretion):

(a) Delivery of Documents. The Company shall have received from each Purchaser each of the following (together with all Exhibits, Schedules, and annexes to each of the following), in form and substance reasonably satisfactory to the Company and its counsel and, where applicable, duly executed and recorded (to the extent required):

(i) this Agreement;

; and

(ii) the fully executed Closing Statement.

(b) Approvals. The receipt by the Company of all governmental and third-party approvals necessary in connection with the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the Closing:

(i) Representations and Warranties. Each of the representations and warranties made by the Purchasers in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date, in which case such representation and warranty shall be true and correct as of such date).

(ii) Compliance with Laws. The Purchasers shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any applicable state securities or “Blue Sky” laws.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Documents.

(iv) Receipt of the Purchase Price. The Company shall have received the Purchase Price from each Purchaser as set forth on Schedule 1 hereto (less the applicable pro rata portion of the Purchasers’ Expenses).

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ARTICLE 6

MISCELLANEOUS

6.1 No Waiver; Modifications In Writing; Amendments. No failure or delay on the part of any Purchaser in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 6.1 shall be binding on all Purchasers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (a) applies to less than all of the holders of the Securities then outstanding or (b) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion); and provided further that the provisions of Section 4.15 above cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 6.1 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (i) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (ii) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Documents unless the same consideration also is offered to all of the parties to the Documents, all holders of the Notes. From the date hereof and while any Notes are outstanding, the Company shall not be permitted to receive any consideration from a Purchaser or a holder of Notes that is not otherwise contemplated by the Documents in order to, directly or indirectly, induce the Company or any Subsidiary (A) to treat such Purchaser or holder of Notes in a manner that is more favorable than to other similarly situated Purchasers or holders of Notes, or (B) to treat any Purchaser(s) or holder(s) of Notes in a manner that is less favorable than the Purchaser or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Purchaser has been treated more or less favorably than another Purchaser shall disregard any securities of the Company purchased or sold by any Purchaser. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Documents except as set forth in the Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Purchaser to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Purchaser, any of its advisors or any of its representatives shall affect such Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Document and (y) unless a provision of this Agreement or any other Document is expressly preceded by the phrase “except as disclosed in the SEC Reports,” nothing contained in any of the SEC Reports shall affect such Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Document.

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6.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, or if sent outside of normal business hours, on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Company:

BTCS Inc.

9466 Georgia Avenue, Suite 124

Silver Spring, Maryland 20910

Attention: Charles Allen

Phone:

Email:

With copies to:

(which shall not constitute notice):

Nason Yeager Gerson Harris & Fumero, P.A.

Attention: Brian Bernstein, Esq.

Phone: 561-686-3307

Email: bbernstein@nasonyeager.com

If to the Purchasers:

To the address on each Purchaser’s signature page.

With copies to:

(which shall not constitute notice):

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: M. Ali Panjwani, Esq.

Phone: (212) 326-0820

Fax No.: (212) 326-0806

Email: ali.panjwani@pryorcashman.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

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6.3 Costs, Expenses and Taxes. Notwithstanding anything to the contrary provided herein or elsewhere, Company agrees to pay the Purchasers’ Expenses in accordance with Section 2.4. In addition, Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents and the Company agrees to hold the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against any Purchaser, Company, to the extent and in the manner reasonably directed by the Purchaser, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel reasonably approved by such Purchaser. If Company shall fail to do any act or thing which each has covenanted and/or agreed to do under this Agreement and/or any other Document or any representation or warranty on the part of Company contained in this Agreement and/or any other Document shall be breached, such Purchaser may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all reasonable amounts so expended by such Purchaser shall be repayable to the Purchaser by Company immediately upon such Purchaser’s demand therefor, with interest at a rate equal to eighteen percent (18%) during the period from and including the date funds are so expended by such Purchaser to the date of repayment in full, and any such amounts due and owing to such Purchaser shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Company under this Section 6.3 shall survive the termination of this Agreement and the discharge of the other obligations of Company under the Documents.

6.4 Indemnity, Etc. In addition to the payment of expenses pursuant to Section 6.3, Company agrees to indemnify, pay and hold each Purchaser, and such Purchaser’s affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable documented out-of-pocket costs, reasonable documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to (a) any breach of any of the representations or warranties, or any failure to perform or comply with any covenants or agreements, made by the Company in this Agreement or in any other Documents or (b) any proceeding instituted against any Indemnitee, in any capacity, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Documents (unless such proceeding is based upon a breach of an Indemnitee’s representations or warranties, or any failure of an Indemnitee to perform or comply with any of its covenants or agreements, in this Agreement or in any other Documents, or any violations by an Indemnitee of state or federal securities or other laws, or any conduct by such Indemnitee which constitutes bad faith, fraud, gross negligence or willful misconduct) (the “Indemnified Liabilities”); provided that Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the violation of law or this Agreement, bad faith, fraud, gross negligence or willful misconduct of that Indemnitee, as determined by a final, non-appealable judgement of a court of competent jurisdiction by a final and nonappealable judgment. In no event shall such Purchaser and/or any of its employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from such Person’s violation of law or this Agreement, bad faith, fraud, willful misconduct or gross negligence.

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6.5 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

6.6 Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, each Purchaser, Company and their respective successors, assigns, representatives and heirs. Neither the Company nor any Purchaser shall assign any of its rights nor delegate any of its obligations under the Documents without the prior written consent of the other party.

6.7 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

6.8 Entire Agreement. This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents.

6.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

6.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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6.12 JURISDICTION; WAIVER. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY EACH OTHER PARTY IN PARTIAL CONSIDERATION OF SUCH OTHER PARTY’S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. EACH PARTY IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION AND VENUE IN ANY FEDERAL OR STATE COURT IN LOCATED IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. EACH PARTY HEREBY WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST ANY OTHER PARTY IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

6.13 Survival. The representations, and warranties of the Company and each Purchaser herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Company and each Purchaser set forth herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Company and each Purchaser set forth in this Agreement and/or in any of the other Documents.

6.14 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Principal Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated herein.

6.15 Termination. This Agreement can be terminated by the mutual written consent of the Company and the Purchasers.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	BTCS INC.

By:
	Name:	Charles Allen
	Title:	Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER SIGNATURE PAGES TO BTCS INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

EIN Number: _______________________

Principal Amount of Notes Purchased:$_______________

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of July 21, 2025, the purchasers shall purchase the Notes from BTCS Inc. (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: July 21, 2025

I. PURCHASE PRICE

Gross Proceeds to be Received	$9,547,500

II. DISBURSEMENTS

Purchaser Expenses	$

Total Amount Disbursed to Company:	$

WIRE INSTRUCTIONS:

RECEIVING BANK:

BENEFICIARY:

ACCOUNT Number:

ABA ROUTING NUMBER:

Duly executed this ___ day of July, 2025:

BTCS INC.

By:
Name:
Title:

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant